SOFTWARE SALE AND USE AGREEMENT

         This agreement is entered into by and between Divergent Technologies
(Pty) Limited, (ACN 003 908 325), ("Seller") and Resource Control Management Ltd. ("Buyer"). The effective date of this agreement is September 18, 1999.

         Seller agrees to sell and Buyer agrees to purchase the defined software on a non-exclusive basis under the terms and conditions set forth herein.

         The defined software is the "dolfin" Retain Management Systems, version 1, with object code written in "magic" ("RADT"). This version is multi-platform and does operate, in its current configuration, on AS/400, Unix, and Windows environments only. This sale includes the core-code without supplemental modification only or point of sale interface.

         Seller has provided Buyer an evaluation coy of the software as of July 31, 1999. Buyer has completed a 45 day evaluation period and agrees that the software, as provided, is suitable for their development only purposes. The parties agree that the software, as provided, is not and will not be a fully functional retail management system and will not function without further expansion and modification. Seller further states that the software being sold is not currently being used by any of Seller's existing clients.

         The consideration for this ale will be A$5,525,700 and will be due and payable as defined herein. The parties agree that the sum will be non-refundable upon receipt of payment. Divergent makes, implies or expresses no warranties regarding the suitability or adequacy of the software. Divergent will not provide technical support or services for the software.

         The parties agree to the following specific restrictions on the use of the software:

         The software will be used by the Buyer as a rapid development tool for the creation of a retail management system to be separately marketed and branded.

         The trademark name "dolfin," the name Divergent Technologies, SVI Systems, Inc., SVI Retail, Inc., Softline Limited or any affiliate thereof may not be used in any way in the development or future marketing of the contemplated retail management system.

         Upon completion of their retail system development, the Buyer agrees to limit any use, sale or licensing of their retail management system to the following specific areas on a non-exclusive basis:

                  1.       Africa (the continent)
                  2.       United Kingdom
                  3.       Scotland
                  4.       Ireland
                  5.       Norway

         Payment Schedule: Buyer agrees to pay to seller the sum of A$5,525,700 on the dates and in the sums as follows:

                  On date of Agreement               A$2,762,850
                  31 December 1999                   A$2,762,850

                  Total of payments                  A$5,525,700

         Any payment not received by the Seller in a timely manner will bear 8% annum interest from the day following the due date.

         All correspondence between the parties will be handled as follows:

                 Seller:

                 Divergent Technologies (Pty) Ltd.
                 Level 1, 35 Spring Street
                 Bondi Junction
                 Sydney, NSW 2022
                 Australia
                 Phone:    011-61-29-389-3555
                 Fax:      011-61-29-387-7110
                 Contact:  Shaun Rosen, MD - Retail Operations

                 Buyer:

                 Resource Control Management Limited (UK)
                 Docklands Business Centre
                 10-16 Tiller Road
                 London, F14 8PX
                 United Kingdom
                 Phone:    011-44-01-71-531-0388
                 Fax:      011-44-01-71-531-0383
                 Contact:  Gabriel Scallon, Managing Director

         Signed this date:  September 16, 1999

         Seller:                                              Buyer:

/s/ Barry Schechter                          /s/ Gabriel Scallon
------------------------------------        ------------------------------------
Barry Schechter                                      Gabriel Scallon
Chairman of the Board                                Managing Director

                                [SVI LETTERHEAD]


January 18, 2000                                     Fax: 011-44-01-71-53l-0383

Mr. Gabriel Scallon
Managing Director
Resource Control Management, Ltd. (UK)
Dooklands Business Centre
10-16 Tiller Road
London, F14 8PX
United Kingdom

Re:  Overdue Payments/Software Sale

Dear Gabriel:

I am very disappointed with the delays in our agreed payment schedule. I appreciate that you have kept Shaun and I informed of our financing status, however, the delay is causing the Company undue hardship.

Per our most recent conversation, SVI will waive the accrued interest provisions of our agreement dated September 18, 1999 provided you make the following payments as specified below in a timely manner:

o        On or before May 1, 2000 the sum of A$3,070,000 or US$2,000,000
o        On or before August 31, 2000 the balance of A$2,455,700 or US$1,600,000

Gabriel, there can be no further delays. These payments must be made in timely manner.


Regards,

/s/ Barry Schechter

Barry Schechter
Chief Executive Officer


12707 High Bluff Drive, Suite 355
San Diego, CA  92130
858-431-0103 oFAX 858-481-9703

                                [SVI LETTERHEAD]

May 10, 2000

Mr. Gabriel Scallon
Managing Director
Resource Control Management Limited (UK)
Docklands Business Centre
10-18 Tiller Road
London, F14 8PX
United Kingdom

Re: Proposed amendments to our Software Sale and Use Agreement, dated September 16, 1999

Dear Gabriel:

         To clarify the intent of the parties to the agreement, I ask that you agree with me to the following specific changes in the language of the Contract:

         Page 1, Paragraph 4, the last sentence will be stricken in its entirety and replaced with the following language:

         "Seller further states that the software being sold is software that continues to be marketed regularly to new and existing clients of the seller."

         Page 1, Paragraph 5, the second sentence will be stricken in its entirety and replaced with the following language:

         "The parties agree that the sum stated herein is non-refundable as of September 16, 1999, the effective date of this agreement."

         Gabriel, we are in the late states of our annual audit and request that you review the above changes, sign below indicating your acceptance of the amended language and fax a copy back to my attention at (858) 481-0353 as soon as possible. Please also mail the original signature copy to my attention at our address below.

Regards,

/s/ Barry M. Schechter

Barry M. Schechter                   I agree with the amended language as
Chief Executive Officer              proposed herein.


                                     /s/ Gabriel Scallon       10/05/00
                                     ------------------------------------
                                     Gabriel Scallon             Date
                                     Managing Director
                                     Resource Control Management Limited (UK)


   12707 High Bluff Drive, Suite 336 - San Diego, CA 92130 - (858) 481-0103 -
                               Fax (858) 481-9703